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                                                                   Exhibit 99.8

                                     NORESCO
                        OPERATIONAL AND FINANCIAL REPORT
                      ALL QUARTERS FOR THE YEAR ENDING 1999
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
                                                       Mar 31         Jun 30         Sept 30          Dec 31          YTD
                                                   ----------------------------------------------------------------------------
  OPERATIONAL DATA (THOUSANDS $)
Revenue backlog, end of period                       $133,688        $103,972        $96,018         $70,999
Construction backlog                                 $109,595        $ 85,234        $78,714         $57,299
                                                          122%            122%           122%            124%

Construction completed                               $ 33,512        $ 40,043        $35,941         $42,247        $151,743

Gross profit margin                                      22.3%           20.8%          23.6%           19.6%           21.5%
SG&A as a % of revenue                                   12.3%           10.7%          10.8%           13.0%           11.7%
Development expenses as a % of revenue                    1.7%            1.9%           1.8%            4.7%            2.6%

Capital expenditures                                 $    252        $    684        $  (662)        $ 5,767        $  6,041

   FINANCIAL DATA (THOUSANDS $)
Energy service contract revenue                      $ 37,977        $ 40,986        $44,107         $46,563        $169,633
Energy service contract cost                           29,502          32,470         33,685          37,431         133,088
                                                   ----------------------------------------------------------------------------
     Gross profit margin                                8,475           8,516         10,422           9,132          36,545
                                                   ----------------------------------------------------------------------------
Selling, general and administrative expenses            4,689           4,368          4,761           6,071          19,889
Amortization of goodwill                                  937             935            937             937           3,746
Depreciation and depletion                                173             204            896           1,059           2,332
                                                   ----------------------------------------------------------------------------
     Total expenses                                     5,799           5,507          6,594           8,067          25,967
Equity earnings of nonconsolidated investments            673             577          1,056             557           2,863
                                                   ----------------------------------------------------------------------------

EBIT                                                 $  3,349        $  3,586        $ 4,884         $ 1,622        $ 13,441
                                                   =============================================================================
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